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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-2
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Section 7.3 Indenture                                                            Distribution Date:                         5/15/01
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                 0.00
             Class B Principal Payment                                                 0.00
             Class C Principal Payment                                                 0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                 0.00
             Class B Principal Payment                                                 0.00
             Class C Principal Payment                                                 0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                 3,713,812.50
             Class B Note Interest Requirement                                   320,963.54
             Class C Note Interest Requirement                                   442,964.02
                       Total                                                   4,477,740.06

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                                      4.12646
             Class B Note Interest Requirement                                      4.27951
             Class C Note Interest Requirement                                      4.59368

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                                     900,000,000
             Class B Note Principal Balance                                      75,000,000
             Class C Note Principal Balance                                      96,429,000

(iv)    Amount on deposit in Owner Trust Spread Account                       21,428,580.00

(v)     Required Owner Trust Spread Account Amount                            21,428,580.00



                                                               By:
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                                                               Name:             Patricia M. Garvey
                                                               Title:            Vice President


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